EXHIBIT 99.1

AvePoint Announces First Quarter 2022 Financial Results

First quarter SaaS revenue of $26.6 million, up 45% year-over-year

First quarter total revenue of $50.3 million, up 30% year-over-year

Total ARR of $167.4 million, up 30% year-over-year

JERSEY CITY, N.J., May 12, 2022 (GLOBE NEWSWIRE) -- AvePoint (NASDAQ: AVPT), the most advanced SaaS and data management platform provider, today announced financial results for the first quarter ended March 31, 2022.

“AvePoint’s first quarter results were a good start to 2022, with robust SaaS revenue growth of 45%, solid ARR growth of 30% and profitability that was ahead of expectations,” said Dr. Tianyi Jiang (TJ), CEO and Co-Founder, AvePoint. “Underpinning our strong revenue growth is the continued evolution of our full suite of SaaS solutions that enable organizations worldwide to collaborate with confidence in the cloud by securing collaboration data, sustaining the connections between people, and ensuring business continuity. I'm thankful to our AvePoint team for its continued focus on execution through extending innovative product offerings, expanding our channel business, and quickly responding to the evolving market trends our existing customers face as they continue their cloud transformations.”

First Quarter 2022 Financial Highlights

  Revenue: Total revenue for the first quarter of 2022 was $50.3 million, up 30% from the first quarter of 2021. Within total revenue, SaaS revenue was $26.6 million, up 45% from the first quarter of 2021, and term license and support revenue was $10.2 million, up 17% from the first quarter of 2021.
  Gross Profit: Gross profit for the first quarter of 2022 was $35.7 million, compared to $28.0 million for the first quarter of 2021. Gross margin for the first quarter of 2022 was 70.9%, compared to 72.2% for the first quarter of 2021. Non-GAAP gross profit for the first quarter of 2022 was $36.2 million, compared to $28.1 million for the first quarter of 2021. Non-GAAP gross margin was 72.1% for the first quarter of 2022, compared to 72.5% for the first quarter of 2021.
  Operating Income/(Loss): Operating loss for the first quarter of 2022 was $(13.8) million, compared to $(5.9) million for the first quarter of 2021. Non-GAAP operating loss for the first quarter of 2022 was $(5.6) million, compared to $(2.6) million for the first quarter of 2021.
  Cash and Short-Term Investments: $260 million as of March 31, 2022.

First Quarter Key Highlights

  Grew total ARR 30% year-over-year to $167.4 million.
  Reported dollar-based net retention rate of 108%.
  Expanded robust data protection capabilities with the introduction of ransomware detection.
  Introduced AvePoint Entrust, which manages administrative users, processes, and data insights across multi-cloud tenants, and Confide, AvePoint’s secure virtual data room workspace designed to help business users with swift and secure collaboration on confidential projects.
  To date, repurchased 945,000 shares under the share repurchase program at a cost of approximately $4.8 million.

Financial Outlook

AvePoint is providing guidance for its second quarter and full year 2022 as follows:

  Second Quarter 2022 Guidance: Total revenue is expected to be in the range of $54.0 million to $56.0 million or approximately 21% year-over-year growth. Non-GAAP operating loss is expected to be in the range of $(1.5) to $(2.5) million.
  Full Year 2022 Guidance: Total revenue is expected to be in the range of $238.0 million to $244.0 million or approximately 26% year-over-year growth. Non-GAAP operating income/loss is expected to be in the range of a loss of $(3.5) million to income of $1.0 million. ARR is expected to be in the range of $212 million to $216 million or approximately 34% year-over-year growth.

Quarterly Conference Call

AvePoint will host a conference call today, May 12, 2022, to review its first quarter 2022 financial results and to discuss its financial outlook. The call is scheduled to begin at 4:30pm ET. You may access the call and register with a live operator by dialing 1 (877) 224-6304 for US participants and 1 (416) 981-9015 for those outside the US. The conference ID for the call is 22018544. Investors can also join by webcast by visiting https://ir.avepoint.com/events. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About AvePoint

Collaborate with confidence. AvePoint provides the most advanced platform for SaaS and data management to optimize SaaS operations and secure collaboration. More than 9 million cloud users rely on our solutions. Our SaaS solutions are also available to managed service providers via more than 100 cloud marketplaces, so they can better support and manage their small and mid-sized business customers. Founded in 2001, AvePoint is a five-time Global Microsoft Partner of the Year and headquartered in Jersey City, New Jersey. For more information, visit www.avepoint.com.

Non-GAAP Financial Measures

To supplement AvePoint’s consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (including percentage of revenue figures), non-GAAP operating income and non-GAAP operating margin. In order for AvePoint’s investors to be better able to compare its current results with those of previous periods, the company has included a reconciliation of GAAP to non-GAAP financial measures at the end of this press release. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense. AvePoint believes the presentation of its non-GAAP financial measures enhances the user’s overall understanding of its historical financial performance. The presentation of AvePoint’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for its financial results prepared in accordance with GAAP, and AvePoint’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws including statements regarding the future performance of and market opportunities for AvePoint. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive and regulated industries in which AvePoint operates, variations in operating performance across competitors, changes in laws and regulations affecting AvePoint's business and changes in AvePoint’s ability to implement business plans, forecasts, and ability to identify and realize additional opportunities, and the risk of downturns in the market and the technology industry. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of AvePoint’s most recent Annual Report on Form 10-K  and its registration statement on Form S-1 and related prospectus and prospectus supplements filed with the SEC. Copies of these and other documents filed by AvePoint from time to time are available on the SEC's website, www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AvePoint does not assume any obligation and does not intend to update or revise these forward-looking statements after the date of this release, whether as a result of new information, future events, or otherwise, except as required by law. AvePoint does not give any assurance that it will achieve its expectations.

Investor Contact:
ICR for AvePoint, Inc.
Marc P. Griffin
ir@avepoint.com
646-277-1290

Media Contact:
AvePoint, Inc.
Nicole Caci
pr@avepoint.com
201-201-8143

AvePoint, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended
	March 31,
	2022	2021
Revenue:
SaaS	$26,553	$18,259
Term license and support	10,202	8,727
Services	8,925	5,916
Maintenance	4,441	5,409
Perpetual license	170	489
Total revenue	50,291	38,800
Cost of revenue:
SaaS	5,520	4,440
Term license and support	576	273
Services	8,259	5,585
Maintenance	275	480
Total cost of revenue	14,630	10,778
Gross profit	35,661	28,022
Operating expenses:
Sales and marketing	27,054	19,301
General and administrative	15,542	10,292
Research and development	6,402	4,102
Depreciation and amortization	511	258
Total operating expenses	49,509	33,953
Loss from operations	(13,848)	(5,931)
Gain on earn-out and warrant liabilities	3,267	—
Interest income, net	14	13
Other expense, net	(177)	(63)
Loss before income taxes	(10,744)	(5,981)
Income tax expense (benefit)	309	(1,039)
Net loss	$(11,053)	$(4,942)
Net income attributable to and accretion of redeemable noncontrolling interest	(617)	(397)
Net loss attributable to AvePoint, Inc.	$(11,670)	$(5,339)
Deemed dividends on preferred stock	—	(8,794)
Net loss available to common shareholders	$(11,670)	$(14,133)
Loss per share:
Basic	$(0.06)	$(0.14)
Diluted	$(0.06)	$(0.14)
Shares used in computing loss per share:
Basic	182,833	100,773
Diluted	182,833	100,773

AvePoint, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except par value)
(Unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$78,764	$268,217
Short-term investments	181,292	2,411
Accounts receivable, net of allowance of $805 and $838 at March 31, 2022 and December 31, 2021, respectively	48,039	55,067
Prepaid expenses and other current assets	7,575	8,461
Total current assets	315,670	334,156
Property and equipment, net	4,457	3,922
Goodwill and other intangible assets, net	8,492	—
Operating lease right-of-use assets	13,409	—
Deferred contract costs	39,090	38,926
Other assets	10,350	11,734
Total assets	$391,468	$388,738
Liabilities, mezzanine equity, and stockholders’ deficiency
Current liabilities:
Accounts payable	$1,795	$1,824
Accrued expenses and other liabilities	27,277	35,062
Current portion of deferred revenue	76,077	74,294
Total current liabilities	105,149	111,180
Long-term operating lease liabilities	10,177	—
Long-term portion of deferred revenue	7,886	8,038
Earn-out shares liabilities	12,801	10,012
Other non-current liabilities	4,400	3,943
Total liabilities	140,413	133,173
Commitments and contingencies
Mezzanine equity
Redeemable noncontrolling interest	5,818	5,210
Total mezzanine equity	5,818	5,210
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000 shares authorized, 182,493 and 181,822 shares issued and outstanding, at March 31, 2022 and December 31, 2021, respectively	18	18
Additional paid-in capital	634,070	625,056
Treasury stock	(2,482)	(1,739)
Accumulated other comprehensive income	598	2,317
Accumulated deficit	(386,967)	(375,297)
Total stockholders’ equity	245,237	250,355
Total liabilities, mezzanine equity, and stockholders’ equity	$391,468	$388,738

AvePoint, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Three Months Ended
	March 31,
	2022	2021
Operating activities
Net loss	$(11,053)	$(4,942)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,662	258
Foreign currency remeasurement loss (gain)	194	(71)
Provision for doubtful accounts	(9)	(393)
Stock-based compensation	8,274	3,289
(Gain) loss on disposal of property and equipment	(12)	1
Deferred income taxes	(9)	—
Change in value of earn-out and warrant liabilities	(3,252)	—
Changes in operating assets and liabilities:
Accounts receivable and long-term unbilled receivables	9,248	6,224
Prepaid expenses and other current assets	205	(379)
Deferred contract costs and other assets	(2,090)	(969)
Accounts payable, accrued expenses and other liabilities	(11,725)	(7,462)
Deferred revenue	2,444	179
Net cash used in operating activities	(6,123)	(4,265)
Investing activities
Maturities of investments	861	—
Purchases of investments	(179,890)	(268)
Acquisition of I-Access, net of cash acquired	(1,473)	—
Purchase of property and equipment	(969)	(266)
Net cash used in investing activities	(181,471)	(534)
Financing activities
Payments of transaction fees	—	(1,255)
Purchase of common stock	(744)	—
Proceeds from stock option exercises	1,036	1,126
Proceeds from sale of common shares of subsidiary	—	753
Repayments of finance leases	(5)	(7)
Net cash provided by financing activities	287	617
Effect of exchange rates on cash	(2,146)	(365)
Net decrease in cash and cash equivalents	(189,453)	(4,547)
Cash and cash equivalents at beginning of period	268,217	69,112
Cash and cash equivalents at end of period	$78,764	$64,565
Supplemental disclosures of cash flow information
Income taxes paid	$335	$304
Noncash acquisition of I-Access	$5,636	$—

AvePoint, Inc. and Subsidiaries
Non-GAAP Reconciliations
(In thousands)
(Unaudited)

	For the Three Months Ended
	March 31,
	2022	2021
Non-GAAP operating income
GAAP operating loss	$(13,848)	$(5,931)
Stock-based compensation expense	8,274	3,289
Non-GAAP operating income	$(5,574)	$(2,642)
Non-GAAP operating margin	-11.1%	-6.8%

Non-GAAP gross profit
GAAP gross profit	$35,661	$28,022
Stock-based compensation expense	578	90
Non-GAAP gross profit	$36,239	$28,112
Non-GAAP gross margin	72.1%	72.5%

Non-GAAP sales and marketing
GAAP sales and marketing	$27,054	$19,301
Stock-based compensation expense	(2,462)	(1,111)
Non-GAAP sales and marketing	$24,592	$18,190
Non-GAAP sales and marketing as a % of revenue	48.9%	46.9%

Non-GAAP general and administrative
GAAP general and administrative	$15,542	$10,292
Stock-based compensation expense	(4,484)	(1,991)
Non-GAAP general and administrative	$11,058	$8,301
Non-GAAP general and administrative as a % of revenue	22.0%	21.4%

Non-GAAP research and development
GAAP research and development	$6,402	$4,102
Stock-based compensation expense	(750)	(97)
Non-GAAP research and development	$5,652	$4,005
Non-GAAP research and development as a % of revenue	11.2%	10.3%